UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

AMENDMENT No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

METRO MEDIA HOLDING CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Nevada	6552	47-3859109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

205 D. Chubb Avenue, Suite 240 Lyndhurst, NJ	07071
(Address of principal executive offices)	(Zip Code)

Registered Agents, Inc. 401 Ryland Street, Ste A Reno, NV 89502
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 520 W. Roosevelt Road, Suite 201 Wheaton, Il 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No. 333-205573

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock, par value $0.001 to be sold by the Company	400,000	$ 1.00	$ 400,000	$ 46.48

Total:	400,000	$ 1.00	$ 400,000	$ 46.48

(1)	Calculated under Rule 457 of the Securities Act of 1933 as .0001162 of the aggregate offering price.

(2)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $1.00 per share.

(3)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS – SUBJECT TO COMPLETION DATED JANUARY 15, 2016

Metro Media Holding Corporation

Up to 400,000 Common Shares at $1.00 per Share

Metro Media Holding Corporation (“we”, “us”, or the “Company”) is offering for sale a maximum of 400,000 shares of its common stock, par value $0.0001 per share, at the price of $1.00 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $400,000. The offering will commence on the effective date of this prospectus and will terminate on or before 365 days from the effective date.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

There is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We were incorporated in the State of Nevada on April 20, 2015. We are a developmental stage company, with limited operational history. Our business strategy is to acquire companies operating television channels in North America. Readers are encouraged to reference the section entitled “Business Operations” found on page32 herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to September 31, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found on page 10 herein for additional information regarding the risks associated with our company and common stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is January 15, 2016

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Risk Factors	10
Use of Proceeds	23
Dilution	24
Determination of Offering Price	25
Dividend Policy	25
Plan of Distribution	25
Description of Securities	29
Business Operations	32
Directors, Officers and Control Persons	35
Security Ownership and Certain Beneficial Owners and Management	37
Certain Relations and Related Transactions	38
Management’s Discussion and Analysis of Financial Condition and Results of Ops.	38
Market for Common Equity and Related Stockholder Matters	42
Financial Statements	45
Indemnification of Officers and Directors
Recent Sales of Unregistered Securities
Exhibit Index
Undertakings
Signatures

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Company Name, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Nevada on April 20, 2014. Our principal office is located at 205 D. Chubb Avenue, Suite 240, Lyndhurst, NJ. Our telephone number is 201-281-2211.

Capitalization:	Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 6,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:	Our Chief Executive Officer, Director and Secretary is Andy Altahawi. Mr. Altahawi represents are lone employee. Mr. Altahawi devotes less than full time to the operations of the business. Mr. Altahawi devotes approximately 140 hours each month to the Company.

Controlling Shareholders:	Our Chief Executive Officer, Director and Secretary, Altahawi, is our lone shareholder owning 6,000,000 shares of our common stock.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had a lack of significant revenues and a history of operating losses. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have generated revenues of $48,884 to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company, its managers, promoters, and affiliates have no present plans, discussions, arrangements or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reportig company; nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

Our Business

Plan of Operations:	The Company is actively engaged in the acquisition of television properties throughout North America.

Asset Acquisition:	Coinciding with the formation of the Company, on April 20, 2015, the Company acquired MLife television network from Metro Media Group, LLC, a New Jersey limited liability company (“MMG”), an owner and operator of various televisions properties and television content. As consideration for the assets, the Company issued 6,000,000 shares of its common stock to our Chief Executive Officer, Secretary and Chairman, Andy Altahawi – the lone member of MMG.

Historical Operations:	Since inception, the Company has sought manage the assets acquired from MMG and to identify various, attractive television and media properties for acquisition. To date, we have generated an accumulated deficit of $7,500.

Shell Company Status	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Current Operations:	The Company continues to manage its portfolio of television while seeking additional acquisition opportunities. Specifically, the Company has worked to service its contract with satellite television provider, Dish Network.

The Offering

Class of Securities Offered:	Common stock, par value $0.0001 per share.

No. of Shares being Sold in the Offering:	Four Hundred Thousand (400,000).

Offering Price:	The Company intends to offer its common stock at $1.00 per share.

No. of Shares Outstanding:	As of the date of this Prospectus, there are six million (6,000,000) shares of the Company’s common stock issued and outstanding.

Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus or the decision by Company management to deem the offering closed.

Offering Costs:

We estimate our total offering registration costs to $15,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advanced funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advanced or loan funds to the Company.

Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:	Andy Altahawi, our Chief Executive Officer, Secretary and only director, currently owns all the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering:	We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

METRO MEDIA HOLDING CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

September 30, 2015
(Audited)
Assets
Current assets
Cash and cash equivalents	$40
Account Receivable (Metro Media Group, LLC)	48,884
Total Current assets	48,924
Intangible Assets	300,000
Total Fixed Assets	300,000
Total Assets	$348,924
Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$500
Related Party Officer Demand Loan	$7,070
Total Current Liabilities	7,570

Commitments and Contingencies - Note 6
METRO MEDIA HOLDING CORP. Shareholders' Equity(Deficit)
Common Stock, $0.0001 par value; 75,000,000 shares authorized at
April 20, 2015, 6,000,000 issued and outstanding at September 30, 2015.	600
Contributed capital in excess of par	299,400
Accumulated gain/deficit	41,354
Total Equity	341,354
Total Liabilities and Equity(Deficit)	$348,924

"The accompanying notes are an integral part of these financial statements"

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated minimal revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of September 30, 2015, we have generated revenues in the amount of $48,884. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of significant revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by Nevada law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

As a development stage company with no revenue, we are dependent on the sale of our securities from this offering to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities in this offering, which may adversely affect our business operations.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from this offering or from operations. Our failure to obtain any required new financing may prevent future acquisitions and have a material adverse effect on our ability to grow through acquisitions.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 in connection with this offering and thereafter $15,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer, Andy Altawahi. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of our CEO and Director in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer Andy Altahawi is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $15,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

Lack of audience acceptance of our content could decrease our ratings and, therefore, our revenues.

Television and radio content production and distribution are inherently risky businesses because the revenues derived from the production and distribution of a television or radio program, and from the licensing of rights to the intellectual property associated with the program, depend primarily upon their acceptance by the public, which is difficult to predict. The commercial success of a television or radio program also depends upon the quality and acceptance of other competing programs released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general or specific geographic economic conditions and other tangible and intangible factors, many of which are outside our control. Other television and radio stations may change their formats or programming, a new station may adopt a format to compete directly with one or more of our stations, or stations might engage in aggressive promotional campaigns. Certain of the English-language networks and others are producing foreign-language programming and simulcasting certain programming in English and Arabic.

A decrease in our audience acceptance, whether because of these factors or otherwise, can lead to lower ratings. Rating points are the primary factors that are weighed when determining the advertising rates that we receive. Advertisers’ willingness to purchase advertising from us may be adversely affected by lower audience ratings. Advertising sales and rates also are dependent on audience measurement methodologies and could be negatively affected if methodologies do not accurately reflect actual viewership levels. The use of new ratings technologies and measurements, and viewership on new platforms or devices that is not being measured, could have an impact on our program ratings. For example, while C3, a current television industry ratings system, measures live commercial viewing plus three days of DVR and video-on-demand playback, the growing viewership occurring on subsequent days of DVR and video-on-demand playback is excluded from C3 ratings. Poor ratings can lead to a reduction in pricing and advertising revenues. As a result of the unpredictability of program performance and of competition for viewership, our stations’ audience ratings, market shares and advertising revenues may decline, which could have a material adverse effect on our business, financial condition and results of operations.

We must purchase television programming in advance of knowing whether a particular show will be popular enough for us to recoup our costs.

We anticipate that one or our most significant costs is for the purchase of television programming. If a particular program is not sufficiently popular among audiences in relation to the cost we pay for such program, we may not be able to sell enough related advertising time for us to recoup the costs we pay to broadcast the program. We also must usually purchase programming several years in advance, and we may have to commit to purchase more than one year’s worth of programming, resulting in the incurrence of significant costs in advance of our receipt of any related revenue. We may also replace programs that are performing poorly before we have recaptured any significant portion of the costs we incurred in obtaining such programming or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues, result in the incurrence of impairment charges or otherwise cause our costs to escalate relative to revenues.

Future consolidation in the cable or satellite MVPD industry could have a material adverse effect on our business, financial condition and results of operations.

AT&T Inc. and DirecTV, and Charter Communications, Inc. (“Charter”) and Time Warner Cable, Inc. have entered into agreements to merge their respective companies. In addition, Charter has entered into an agreement to acquire Bright House Networks LLC. The transactions are subject to the prior approval of the FCC and the Department of Justice, which is pending. The AT&T Inc.–DirecTV merger, if approved and consummated, would result in the combination of two of the ten largest cable and satellite MVPDs. The Time Warner Cable - Charter - Bright House merger, if approved and consummated would result in the combination of three of the ten largest cable and satellite MVPDs. The MVPDs involved in these proposed transactions individually and collectively have access to a large percentage of the Arab American population. Future consolidation may take place among MVPDs, further concentrating a large percentage of Arab American population with fewer MVPDs. As a consequence, we may have less leverage in negotiating with MVPDs for distribution of our networks, which could impact our subscription revenues and have a material adverse effect on our business, financial condition and results of operations. If we are not successful in negotiating with such MVPDs for carriage of our networks, we may not be able to reach certain key demographics of the Arab American population and this may affect our ability to attract advertisers and generate advertising revenues, which could have a material adverse effect on our business, financial condition and results of operations.

As wee seek to selectively evaluate growth opportunities through strategic acquisitions, and there are significant risks associated with an acquisition strategy.

We intend to continue to evaluate opportunities for growth through selective acquisitions of television stations or station groups. There can be no assurances that we will be able to identify any suitable acquisition candidates, and we cannot predict whether we will be successful in pursuing or completing any acquisitions, or what the consequences of not completing any acquisitions would be. Consummation of any proposed acquisition at any time may also be subject to various conditions such as compliance with FCC rules and policies. Consummation of acquisitions may also be subject to antitrust or other regulatory requirements.

An acquisition strategy involves numerous other risks, which includes risks associated with:

●	identifying suitable acquisition candidates and negotiating definitive purchase agreements on satisfactory terms;

●	integrating operations and systems and managing a large and geographically diverse group of stations;

●	obtaining financing to complete acquisitions, which financing may not be available to us at times, in amounts, or at rates acceptable to us, if at all, and potentially the related risks associated with increased debt;

●	diverting our management’s attention from other business concerns;

●	potentially losing key employees at acquired stations; and

●	potential changes in the regulatory approval process that may make it materially more expensive, or materially delay our ability, to consummate any proposed acquisitions.

Our failure to identify suitable acquisition candidates, or to complete any acquisitions and integrate any acquired business, or to obtain the expected benefits therefrom, could materially adversely affect our business, financial condition and results of operations.

We may fail to realize any benefits and incur unanticipated losses related to any acquisition.

The success of our strategic acquisitions will depend, in part, on our ability to successfully combine the acquired business and assets with our business and our ability to successfully manage the assets so acquired. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers and employees or to achieve the anticipated benefits of the acquisition. Successful integration may also be hampered by any differences between the operations and corporate culture of the two organizations. Additionally, general market and economic conditions may inhibit our successful integration of any business. If we experience difficulties with the integration process, the anticipated benefits of the acquisition may not be realized fully, or at all, or may take longer to realize than expected. Finally, any cost savings that are realized may be offset by losses in revenues from the acquired business, any assets or operations disposed of in connection therewith or otherwise, or charges to earnings in connection with such acquisitions.

We have no independent operations, and we will depend on revenues generated by our acquired TV networks for cash.

We intend to identify and acquire revenue-generating TV network. We will be dependent upon the revenue generated by our acquired TV networks to fund our obligations. These payments could be or become subject to restrictions under applicable laws in the jurisdictions in which our acquired TV networks operate. Payments are also contingent upon earnings of our acquired networks. If we are unable to identify suitable acquisition targets or obtain sufficient funds from our acquired TV networks to fund our obligations, our financial condition and ability to meet our obligations may be adversely affected.

We operate in a highly competitive environment. Competition occurs on multiple levels (for audiences, programming and advertisers) and is based on a variety of factors. If we are not able to successfully compete in all relevant aspects, our revenues will be materially adversely affected.

Television stations compete for audiences, certain programming (including news) and advertisers. Signal coverage and carriage on MVPD systems also materially affect a television station’s competitive position. With respect to audiences, stations compete primarily based on broadcast program popularity. We cannot provide any assurances as to the acceptability by audiences of any of the programs we broadcast. Further, because we compete with other broadcast stations for certain programming, we cannot provide any assurances that we will be able to obtain any desired programming at costs that we believe are reasonable. Cable-network programming combined with increased access to cable and satellite TV, has become a significant competitor for broadcast television programming viewers. Cable networks’ viewership and advertising share have increased due to the growth in MVPD penetration (the percentage of television households that are connected to a MVPD system) and increased investments in programming by cable networks. Further increases in the advertising share of cable networks could materially adversely affect the advertising revenue of our television stations.

 In addition, technological innovation and the resulting proliferation of programming alternatives, such as internet websites, mobile apps and wireless carriers, direct-to-consumer video distribution systems, and home entertainment systems have further fractionalized television viewing audiences and resulted in additional challenges to revenue generation.

Our inability or failure to broadcast popular programs, or otherwise maintain viewership for any reason, including as a result of increases in programming alternatives, could result in a lack of advertisers, or a reduction in the amount advertisers are willing to pay us to advertise, which could have a material adverse effect on our business, financial condition and results of operations.

Compliance with, and/or changes in, U.S. communications laws or other regulations may have an adverse effect on our business, financial condition and results of operations.

The television and radio industries in the U.S. are highly regulated by U.S. federal laws and regulations issued and administered by various federal agencies, including the FCC. The television and radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act.

The U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation of each of our segments and ownership of our radio and television properties. For example, from time to time, proposals have been advanced in the U.S. Congress and at the FCC to shorten license terms for broadcast stations to less than eight years, to mandate the origination of certain levels and types of local programming, or to require radio and television broadcast stations to provide free advertising time to political candidates. Any restrictions on political/advocacy advertising may adversely affect our advertising revenues. In addition, some policymakers maintain that cable MVPDs should be required to offer a la carte programming to subscribers on a network by network basis or “family friendly” programming tiers. Unbundling packages of program services may increase both competition for carriage on distribution platforms and marketing expenses, which could adversely affect our cable networks’ business, financial condition and results of operations. Legislation could be enacted, which could require broadcasters to pay a performance royalty to record companies and performers of music which is broadcast on radio stations and increase the cost of music programming on our radio stations. These regulations may directly or indirectly adversely affect our ability to acquire additional television stations.

The FCC’s National Television Station Ownership Rule limits the maximum number of households we can reach.

Under the FCC’s National Television Station Ownership Rule, a single television station owner may not reach more than 39 percent of U.S. households through commonly owned television stations. This rule may constrain our ability to expand through additional station acquisitions.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

 Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer, Secretary and Director Andy Altahawi owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer, Secretary and Director Andy Altahawi owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer, Secretary and Director Andy Altahawi owns all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 6,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 69,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

The offering price of the common shares being registered has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for the common shares being registered in this registration statement has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	100,000	200,000	300,000	400,000
Gross Proceeds	$100,000	$200,000	$300,000	$400,000
Total Before Expenses	$100,000	$200,000	$300,000	$400,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$50	$50	$50	$50
Total Operating Expenses	$24,800	$25,300	$26,050	$27,050

Net Offering Proceeds	$75,200	$174,700	$273,950	$372,950

Expenditures
Legal & Accounting	$25,000	$25,000	$25,000	$25,000
Real Estate & Equipment	$39,700	$136,200	$227,450	$323,450
Web Site Development	$7,500	$7,500	$12,500	$12,500
Misc. Expenses	$3,000	$6,000	$9,000	$12,000
Total Expenditures	$75,200	$174,700	$273,950	$372,950

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. However management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC

-	for sales and marketing; and

-	for development of new services.

Our principal office is located at 205 D. Chubb Avenue, Suite 240, Lyndhurst, NJ. Our telephone number is 201-281-2211. These offices are provided free of charge by Mr. Andy Altahawi, our Chief Executive Officer, Secretary and Director. Mr. Altahawi has indicated to us that she does not intend to charge the Issuer rent for use of such space at anytime in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $2,500 per month.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 30, 2015, our net tangible book value was $341,354, or $0.057 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 6,000,000, the number of shares of common stock outstanding at September 30, 2015

The following table sets forth as of September 30, 2015 the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$416,354	$516,354	$616,354	$716,354
Post Offering Net Tangible Book Value Per Share	$0.06825475	$0.08328290	$0.09783397	$0.11193031
Pre-Offering Net Tangible Book Value Per Share	$0.056892	$0.056892	$0.056892	$0.056892
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.01136242	$0.02639057	$0.04094163	$0.05503798
Dilution Per Share for New Shareholders	$0.93175	$0.91672	$0.90217	$0.88807
Percentage Dilution Per Share for New Shareholders	93.17%	91.67%	90.22%	88.81%

Capital Contribution by Purchasers of Shares	$100,000	$200,000	$300,000	$400,000
Capital Contribution by Existing Shares	$300,000	$300,000	$300,000	$300,000
% Contribution by Purchasers of Shares	25.00%	40.00%	50.00%	57.14%
% Contribution by Existing Shareholder	75.00%	60.00%	50.00%	42.86%
# of Shares After Offering Held by Public Investors	100,000	200,000	300,000	400,000
# of Shares After Offering Held by Existing Investors	6,000,000	6,000,000	6,000,000	6,000,000
Total Shares Issued and Outstanding	6,100,000	6,200,000	6,300,000	6,400,000
% of Shares - Purchasers After Offering	1.64%	3.23%	4.76%	6.25%
% of Shares - Existing Shareholder After Offering	98.36%	96.77%	95.24%	93.75%

Assuming the Issuer sells the entire officer of 400,000 shares, after giving effect to the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would be $716,354 or $0.112 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.055 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $0.888 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	our lack of significant revenues

-	our growth potential

-	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 400,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Andy Altahawi, the Company’s Chief Executive Officer, Secretary and Director. Mr. Altahawi will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Altahawi. Mr. Altahawai is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Altahawi primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Altahawi has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before 365 thereafter unless the maximum amount of shares offered hereunder are sold prior thereto.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Electronic Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Electronic Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board

If we become able to have our shares of common stock quoted on the OTC Electronic Bulletin Board, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Electronic Bulletin Board), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC Electronic Bulletin Board). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Electronic Bulletin Board, it is a necessity to process trades on the OTC Electronic Bulletin Board if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTC Electronic Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $400,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $400,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	The basis on which the broker or dealer made the suitability determination, and

-	That the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 6,000,000 shares of common stock issued and outstanding held by one (1) shareholder, our Chief Executive Officer , Secretary and Director, Mr. Andy Altahawi.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer, LLC will act as the registrant's transfer agent.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties.

Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Dissenters' Rights.

Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

-	Listed on a national securities exchange;

-	Included in the national market system by the Financial Industry Regulatory Authority or

-	Held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights.

Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

-	The Articles of Incorporation and all amendments thereto;

-	Bylaws and all amendments thereto; and

-	A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged of all persons who are stockholders of the corporation, showing their places of residence, if known and the shares held by them respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions.

Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations.

Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we not will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

-	The beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

-	Our affiliate or associate and who within three years immediately before the date in questions was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time

Amendments to Bylaws

Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Preferred Stock

The articles of incorporation of the Company do not provide for the issuance of preferred stock or any other class of securities. The articles of incorporation, however, may be amended by a majority vote of the Company’s common stockholders to provide for such issuance.

BUSINESS OPERATIONS

The company was incorporated on April 20, 2015 in the state of Nevada. We are primarily engaged in the management of television networks and television content. We may also seek to acquire attractive additional television networks.

For the period ending September 30, 2015, the Company generated revenues of $48,884 against operating expenses of $7,530, for a net income of $41,354.

Plan of Operations

The Company intends to acquire a portfolio of revenue-generating television networks and television content. The Company will also seek to acquire television networks that our management finds desirable. There can be no assurances that management will be able to identify such opportunities, and if so, whether we would be able to consummate a transaction to acquire such assets. To date, the Company has made onr acquisition of a television network and content owned by Metro Media Group, LLC.

Growth Strategy

The Company intends to seek to grow the subscriber base for its television network and will continue to evaluate additional acquisition opportunities that Company management believes is undervalued and may provide the potential for profit to the Company. In addition to proposed acquisitions of existing television and media assets, the Company will also seek to leverage the growing trend of “a la carte” programming.

The term “a la cart” as applied in the strictest sense, the term refers to the ability of subscribers to select and pay for specific shows, such as is afforded on some Internet services like Amazon Instant Video and iTunes. More conventionally, the term implies that subscribers can choose and pay for individual channels, and it is this definition that is usually employed in the discussions about the issue. In North America, cable and satellite companies offer this pricing scheme, but only for a few premium channels such as HBO and Showtime; the other channels, representing the vast majority, remain in bundled tiers. Some Internet-based subscription also offer program "channels" that are available a la carte. With its 50 million subscribers worldwide, Netflix's streaming service established the sector, providing original programming, television series and films for a set monthly fee, with shows available on-demand.

In North America, a la carte pricing of cable and satellite channels has been a proposal, not a practice. While program distributors have experimented with smaller bundled offerings, none has offered a true a la carte service in which subscribers can select the exact mix of channels they want to view.  Resistance to the scheme has persisted even during industry downturns. The case for a la carte has centered on cost savings for subscribers. In 2006, Kevin Martin, then chairman of the Federal Communications Commission (FCC) and one of the best known advocates for the pricing scheme, presented a report to Congress arguing that the average consumer would save 13% on cable bills if he or she could subscribe only to those channels actually watched.

While a la carte programming is still not a reality for cable television providers, the management of the Company believes that such programming is in fact the future of television. Company management points to the success and widespread consumer adoption of such "on demand” media providers such as Apple TV, Roku and Amazon. The Company intends to exploit the migration from bundled services to a la cart with respect to both present and future acquisition opportunities. Contemplated initiates include integrated social media, ecommerce and on demand programming to existing models.

Competition

We face significant competition from larger, more established television programming providers as well as a la carte programming providers. The majority of our competition are better capitalized and have captured a larger share of the market. While there can be no assurances that the company will ever be able to compete effectively, maintain current fee levels or margins, or maintain or increase its market share, based on its competitive strengths, the Company believes that it can develop a niche programming option to operate in this highly competitive industry. The ability to do so, however, depends upon the company’s ability to, among other things, raise sufficient capital to make additional acquisitions and provide for programming that will appeal to our target markets.

Pricing

Our market pricing will be reviewed based on current competitors’ prices, along with a market survey of the satisfaction with these prices and the associated programming. Management is of the opinion that the pricing of our services, will represent a savings to the customer, and yet still provide better-than-market returns on sales.

Employees

With the exception of our Chief Executive Officer, Secretary and Director Andy Altahawi we have no employees. We have no employment agreement with. Mr. Altahawi. He will devote less than full time to the Company and will continue to do so until operations increase and sufficient funding is available. We anticipate hiring additional employees in the next twelve months as operations warrant and if sufficient funds are available. We will hire Necessary administrative personnel on an as-needed basis at a prevailing hourly wage.

Research and Development Activities and Costs

The Company has not incurred any costs to date and has no plans to undertake any research and development activities during the first year of operation.

Regulation

Although television networks are not generally directly regulated by the FCC, the cable television systems to which we intend to sell our programming are regulated. As a result, the federal laws and FCC regulations that affect these entities indirectly affect us.

Among other things, the FCC adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and sale of r television stations. The FCC also has the power to impose penalties for violations of its rules or federal statutes. Such regulation may adversely affect us.

The cable television industry is subject to extensive federal, state and local regulation. Regulation can take the form of price controls, programming carriage requirements and programming content restrictions. Such regulation could affect the availability of time on local cable television systems for sale by us, as well as the price at which such time is available We cannot assure you that material, adverse changes in regulations affecting us, or the cable television industry in general, will not occur in the future.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Properties

Our principal office is located at 205 D. Chubb Avenue, Suite 240, Lyndhurst, NJ. Our telephone number is 201-281-2211. These offices are provided free of charge by our Chief Executive Officer, Secretary and Director, Andy Altahawi.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Andy Altahawi	50	Founder, Chief Exec. Officer, President and Director

Andy Altahawi – CEO, President, Director and Chairman of the Board

Amro Altahwi, A-K-A – “Andy Altahawi” has excelled in his professional career, an attorney, investment banker, and founder of a media platform. Mr. Altahawi holds a law degree from Cairo University, and honorary PH.D in finance from Chelsea University and directing/acting degree from New York Film Academy "Acting for Film". In 1994 he has joined Prudential Securities on Wall Street, eventually becoming a Vice President, Senior Investment Banker. There he excelled in IPOs, private placements, corporate sales, road shows, structuring and M&A.

In 1999 he has started his own investment bank “Adamson Brothers, Inc. This firm became one of the most successful regional investment banks in the north east in a very short years.

From 2003 to the present Mr. Altahawi has been the founder of a TV Network that includes Dandana TV, Mlife and Dandana Cinema, focused on serving the Arab-American market. Dandana Network succeeded in reaching second and third generation Arab Americans as well as Americans that wish to learn more about the Middle Eastern entertainment industry, culture and the Arab-American social aspect. The network’s one-of-a-kind live talk shows and was filled rich music videos made it an overnight sensation.

Finally, Mr. Altahawi launched his first English channel ‘Lavish TV” A conglomerate Fashion TV Network located in NYC. In HD we cover lifestyle/fashion with an American twist, reality shows, runway coverage, designer profiles and industry news.

Mr. Altahawi has written numerous articles in newspapers about investing in the U.S. markets. He has also appeared regularly on network TV discussing various US markets and the industry itself. Mr. Altahawi was the lead investment banker on a number of high profile IPO’s, listed on the NASDAQ Exchange. Mr. Altahawi is also a member of FINRA member firm Network 1, and he holds FINRA series licenses 7, 63, 65, 55, 4 and 24 (CRD#2482670).

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

-	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

-	Being found by a court of competent jurisdiction (in a civil action), the Commission or the CFTC to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated,

-	Having any government agency, administrative agency or administrative court impose an administrative finding, order, decree or sanction against them as a result of their involvement in any type of business, securities or banking activity,

-	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity,

-	Having any administrative proceeding been threated against you related to their involvement in any type of business, securities or banking activity

Executive Compensation

Since inception, we have not paid any compensation to our officers. Mr. Altahawi acquired his 6,000,000 shares by virtue of the assignment of MLife television network from Metro Media Group, LLC, of which Mr. Altahawi was the lone member, to the Company.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholder is 205 D. Chubb Avenue, Suite 240, Lyndhurst, NJ.

Name	# of Shares of Common Stock	Percentage
Andy Altahawi	6,000,000	100%
All Exec. Officers & Directors (1 Person)	6,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 6,000,000 shares of common stock outstanding as of September 30, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Andy Altahawi. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Advances from related party

Andy Altahawi, our Chief Executive Officer and Director has extended a loan to the Company in the amount of $7,300. The loan has no maturity date and does not bear interest. Mr. Altahawi will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. There exists no formal document or promissory note indicating the loan made by Mr. Altahawi The note is a demand note and as such Mr. Altahawi may call the obligation due and owing at any time.

Related Transactions

Coinciding with the formation of the Company, on April 20, 2015, the Company acquired MLife television network from Metro Media Group, LLC, a New Jersey limited liability company (“MMG”), an owner and operator of various televisions properties and television content. As consideration for the assets, the Company issued 6,000,000 shares of its common stock to our Chief Executive Officer, Secretary and Chairman, Andy Altahawi – the lone member of MMG.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Description of Business” and elsewhere in this Prospectus.  See “Risk Factors.”

Company Overview

The Company intends to identify and aquire suitable revenue-generating television and media assets. The Company intends to identify, evaluation and acquire undervalued assets and manage said assets.

Our principal office is located at 205 D. Chubb Avenue, Suite 240, Lyndhurst, NJ. Our telephone number is 201-281-2211. These offices are provided free of charge by Mr. Andy Altahawi, our Chief Executive Officer, Secretary and Director. We currently do not have a website.

For the period ending September 30, 2015, the Company generated revenues of $48,884 against operating expenses of $7,530, for a net income of $41,354.

Acquisition of Metro Media Group, LLC

Coinciding with the formation of the Company, on April 20, 2015, the “MLife” television network from Media Group, LLC, a New Jersey limited liability company (“MMG”), an owner and operator of two television networks and related content.

MMG has been conducting operations since 2003. Its operations have consisted of owning two television channels, MLife and Dandana TV. MMG owns a broadcasting studio in New Jersey that it uses to produce and broadcast content for its two stations.

As consideration for the assignment of such assets, the Company issued 6,000,000 shares of its common stock to our Chief Executive Officer, Secretary and Chairman, Andy Altahawi – the lone member of MMG.

The one (1) television networks acquired by the Company were:

MLife

In 2010, MMG launched “Mlife” channel. Mlife offers a music, fashion, dance and live interaction television network targeting Arab Americans in the western hemisphere. On April 21, 2012, MMG entered into an agreement with Dish Network, LLC pursuant to which Dish Network granted Mlife access to its programming offering to its clients. Under such agreement, MMG accrues a license fee. MMG has a similar agreement in place with Rogers Cable in Canada pursuant to which the network is featured on Canadian cable television packages. The network has been conducting operations consisting of producing and broadcasting content since 2010.

The MLife TV network contracts have been assigned to the Company from Metro Media Group, and the Company intends to identify and acquire other suitable revenue-generating television and media assets.

The following discussion concerns the period from inception, April 20, 2015 until September 30, 2015, and should be read in conjunction with the financial statements of the Company and the notes thereto which are included herein.

Results from Operations

For the period ending September 30, 2015, the Company generated revenues of $48,884 against operating expenses of $7,530, for a net income of $41,354. Operating expenses consisted of legal, accounting, and other costs associated with the formation of the Company.

Liquidity and Capital Resources

At September 30, 2015 we had cash and cash equivalents of $40, and accounts receivable of $48,884.

Our current assets at September 30, 2015 were $48,924. Our current liabilities, consisting of accrued expenses in the amount of $500 relating to accounting fees and a loan owed to our Chief Executive Officer Andy Altahawi in the amount of $7,070, for a total of $7,570. We have experienced losses since our inception, but currently we have a working capital balance of $ 41,354 and an accumulated balance of $41,354.

Net cash used in operating activities was ($7,000) for the period ending September 30, 2015.  We anticipate that overhead costs in current operations will increase in the future if we are successful in raising the capital described herein as a result of our anticipated increased marketing and operating activities.

Currently, we expect to incur a negative cash flow per month when considering the anticipated overhead costs associated with running our business together with general administrative expenses. As such, given our cash balance as of September 30, 2015 we expect that our available cash will last for only six months of operations unless we are able to obtain additional revenue or additional cash from the sale of our debt or equity securities.

We believe that our principal difficulty in our inability to successfully generate profits has been the lack of available capital to operate and expand our business.  We believe we need a minimum of approximately $400,000 to begin executing our business plan of acquiring television and media assets. As of the date of this Prospectus other than as disclosed below we have no other commitment from any investor or investment-banking firm to provide us with the necessary funding and there can be no assurances we will obtain such funding in the future.  Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future. To such end, Our auditor has indicated in its report that our lack of significant revenues raise substantial doubt about our ability to continue as a going concern.

We have generated revenues of $48,884 as of this September 30, 2015. However, no substantial revenues are anticipated until we have completed one or more acquisitions, we must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least three years and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations

Subsequent Events

There are no subsequent events to disclose.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during period ending September 30, 2015.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2015.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the financial statements or notes thereto.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Plan of Operations

We have limited operating history and have not generated any revenue to date. We believe that in order to full execute our business plan of acquiring television and media assets, we are relying in large part upon the success of this offering.

As mentioned above the time-line estimate(s) (stages) are predicated upon the Company obtaining the necessary financing either through our offering or additional equity or debt financing. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives. In that case the Company will be forced to proceed on a piecemeal basis using primarily the services of o chief executive officer and limited use of outside contractors when and if limited funds are obtained. Our chief executive officer devotes in excess of twenty (20) hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

We currently have no additional sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our chief executive officer, will continue providing his professional services without current compensation. We do not currently have a formal agreement in place with our chief executive officer covering this period; however, our chief executive officer’s current plan is to do substantially all administrative and planning work as well as basic programming and marketing work on his own without cash compensation while he seeks other sources of funding for the Company

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Electronic Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Sales of our common stock under Rule 144

There are zero (0) shares of our common stock held by non-affiliates and 6,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had one (1) shareholders of record, our Chief Executive Officer, Secretary and Director Andy Altahawi.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before May 31, 2016 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 30, 2015. At or prior to May 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to May 31, 2016 we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

Financial Statements

Metro Media Holding Corporation

April 20, 2015 (inception) to September 30, 2015 (audited)

Metro Media Holding Corporation

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Metro Media Holding Corporation Limited

We have audited the accompanying balance sheets of Metro Media Holding Corporation Limited (“the Company”) as of September 30, 2015 and the related statements of operations, stockholder's equity, and cash flows for the period April 20, 2015 (inception) through September 30, 2015.These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metro Media Holding Corporation Limited as of September 30, 2015 and the related statements of operations, stockholder's equity, and cash flows for the period April 20, 2015 (inception) through September 30, 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has seven month operating history and as of September 30, 2015 the Company had a working capital balance of $ 41,354 and an accumulated earnings balance of $41,354. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & Co,

New Delhi, India

Independent Auditors registered with

Public Company Accounting Oversight Board

Date: Nov 21, 2015

METRO MEDIA HOLDING CORP
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

September 30, 2015
(Audited)
Assets
Current assets
Cash and cash equivalents	$40
Account Receivable (Metro Media Group, LLC)	48,884
Total Current assets	48,924
Intangible Assets	300,000
Total Fixed Assets	300,000
Total Assets	$348,924
Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$500
Related Party Officer Demand Loan	$7,070
Total Current Liabilities	7,570

Commitments and Contingencies - Note 6
METRO MEDIA HOLDING CORP. Shareholders' Equity(Deficit)
Common Stock, $0.0001 par value; 75,000,000 shares authorized at
April 20, 2015, 6,000,000 issued and outstanding at September 30, 2015.	600
Contributed capital in excess of par	299,400
Accumulated gain/deficit	41,354
Total Equity	341,354
Total Liabilities and Equity(Deficit)	$348,924

"The accompanying notes are an integral part of these financial statements"

METRO MEDIA HOLDING CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the period April 20, 2015 (Inception) to September 30, 2015
(Audited)

Revenues	$48,884

Operating Expenses	(7,530)

Net Income(Loss) from Operations	41,354

Other Income(Expenses)
Interest Expense	0

Net Income(Loss) from Operations
Before Income Taxes	41,354

Tax Expense	0

Net Income(Loss)	$41,354

Basic and Diluted Loss Per Share	$0.007

Weighted average number
of shares outstanding	6,000,000

"The accompanying notes are an integral part of these financial statements"

METRO MEDIA HOLDING CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For the period April 20, 2015 (Inception) to September 30, 2015
(Audited)
Cash flows from operating activities:
Net income (loss)	$41,354
(Increase)Decrease in Accounts Receivable	(48,884)

Increase(decrease) in accrued expenses	500
Net cash used in operating activities	(7,030)

Cash flows from investing activities:
Loan Repayment
Net cash provided(used) by investing activities

Cash flows from financing activities:
Common stock issued for cash
Proceeds from related party loans	7,200
Loan Repayment	(130)
Net cash provided(used) by financing activities	7,070

Increase in cash and equivalents	40

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$40

"The accompanying notes are an integral part of these financial statements"

METRO MEDIA HOLDING CORP
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

For the period April 20, 2015 (Inception) to September 30, 2015
(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0

"The accompanying notes are an integral part of these financial statements"

METRO MEDIA HOLDING CORP
STATEMENT OF STOCKHOLDER'S EQUITY
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED APRIL 20, 2015(INCEPTION), THROUGH SEPTEMBER #), 2015(Audited)

	Common Stock	Common Stock	Contributed		Accumulated
	Shares	Amount	Capital		Deficit	Total

Initial Balances April 20, 2015(inception)	0	$0	$0	$	$0	$0
Capital stock issuance	6,000,000	600	299,400		0	300,000
Net Income 4/20/15 to 9/30/15	0	0	0		41,354	0

Balances September 30, 2015	6,000,000	$600	$299,400	$	$41,354	$341,354

"The accompanying notes are an integral part of these financial statements"

Note 1.     Organization, History and Business

Metro Media Holding Corp. (“the Company”) was incorporated in Nevada on April 20, 2015. The Company was established for the purpose of acquiring television stations throughout North America. The Company's fiscal year end is December 31.

.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period April 20, 2015(inception) through September 30, 2015 the Company has incurred $500 in organization cost and $7,000 in offering cost. The offering cost represents $5,000 in legal costs and $2,000 in auditing and accounting costs

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2015

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

 Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

9/30/15

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

9/30/15
Deferred tax assets

Net operating gain/losses	$41,384

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of September 30, 2015.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period April 20, 2015(inception) through September 30, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Andy Altahawi has lent the company a net total of $7,200 to the company for the period from April 20, 2015 60 May 18, 2015. These funds have been used for working capital to date.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On April 20, 2015 the Company issued 6,000,000 of its authorized common stock to Andy Altahawi in exchange for a contribution of $300,000 in intangible assets.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of September 30, 2015 the Company had 6,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Metro Media Holding Corp. for the period April 20, 2015(inception) through September 30, 2015:

9/30/15

Net Income (Loss)	$41,384

Weighted-average common shares outstanding basic:

Weighted-average common stock	6,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	671,233

Note 8. Notes Payable

Notes payable consist of the following for the periods ended;	9/30/15

Andy Altahawi working capital note with no stated interest rate. Note is payable on demand .
$7,500

Total Notes Payable	7,500

Less Current Portion	(7,500)

Long Term Notes Payable	$0

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

The Company is currently in the process of registering 4,000,000 shares through a S-1 registration and expects this registration to become effective at some point during the current fiscal year.

Up to a Maximum of 400,000 Common Shares

at $1.00 per Common Share

Prospectus

Metro Media Holding Corporation

November 30, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

Coinciding with the formation of the Company, on April 20, 2015, the Company acquired MLife television network from Metro Media Group, LLC, a New Jersey limited liability company (“MMG”), an owner and operator of various televisions properties and television content. As consideration for the assets, the Company issued 6,000,000 shares of its common stock to our Chief Executive Officer, Secretary and Chairman, Andy Altahawi – the lone member of MMG.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed with Registration Statement on Form S-1)
3.2	Bylaws of the Registrant(filed with Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed with Registration Statement on Form S-1)
10.1	Agreement with Metro Media Group, LLC (filed with Registration Statement on Form S-1)
10.2	Amendment to Assignment (filed with Amended Registration Statement on Form S-1)
10.3	Revolving Demand Note (filed with Amended Registration Statement on Form S-1)
10.4	Assignment Agreement with Metro Media Group, LLC (filed herewith)
10.5	MLife Programming Agreement (filed herewith)
10.6	Independent Valuation Report (filed herewith)
23.1	Consent of AJSH & Co. (filed herewith)
23.2	Consent of Kamal Elfeky (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Meadowland, NJ, on January 27, 2016.

METRO MEDIA HOLDING CORPORATION.

By:	/s/ Andy Altahawi
Name:	Andy Altahawi
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andy Altahawi
Andy Altahawi	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	January 27, 2016